Exhibit 99.1

Press Release

RLJ Lodging Trust Reports Third Quarter 2013 Results

• Solid 5.4% Pro forma RevPAR growth; 6.4% excluding prior year one-time events

• Completed a comprehensive $565 million refinancing

Bethesda, MD, November 6, 2013 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2013.

Third Quarter Highlights

•                  Pro forma RevPAR increased 5.4%, Pro forma ADR increased 3.6% and Pro forma Occupancy increased 1.8%

•                  Excluding prior year one-time events, Pro forma RevPAR increased 6.4%

•                  Pro forma Consolidated Hotel EBITDA increased 5.2% to $86.5 million

•                  Adjusted FFO increased 28.7% to $65.1 million

•                  Completed a comprehensive $565.0 million refinancing with expected annualized savings of approximately $10.0 million

•                  Declared a cash dividend of $0.205 per share for the quarter

“Our well-diversified portfolio continued to show expansion as we achieved broad RevPAR gains across the portfolio despite more challenging comparables and political headwinds,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “We also made additional enhancements to our fortress balance sheet through a comprehensive $565 million refinancing that reduced our interest expense and further staggered our debt maturities.”

Financial and Operating Results

Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended September 30, 2013, increased 5.4% over the comparable period in 2012, driven by an increase in Pro forma ADR of 3.6% and an increase in Pro forma Occupancy of 1.8%. Excluding prior year one-time events, such as the Republican National Convention, Pro forma RevPAR increased 6.4%.  Among the Company’s top six markets, the best performers in the quarter were Houston and Austin which experienced RevPAR growth of 19.1% and 12.0%, respectively. For the nine months ended September 30, 2013, Pro forma RevPAR increased 8.2% over the comparable period in 2012, driven by an increase in Pro forma ADR of 5.6% and an increase in Pro forma Occupancy of 2.5%.

Pro forma Hotel EBITDA Margin for the three months ended September 30, 2013, decreased 17 basis points over the comparable period in 2012 to 34.5%.  Excluding the impact of the new ground lease entered into upon acquiring the Courtyard Waikiki Beach, Pro forma Hotel EBITDA Margin increased 20 basis points.  For the nine months ended September 30, 2013, Pro forma Hotel EBITDA Margin increased 82 basis points over the comparable period in 2012 to 34.7%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended September 30, 2013, Pro forma Consolidated Hotel EBITDA increased $4.3 million to $86.5 million, representing a 5.2% increase over the comparable period in 2012. For the nine months ended September 30, 2013, Pro forma Consolidated Hotel EBITDA increased $25.6 million to $257.8 million, representing an 11.0% increase over the comparable period in 2012.

Adjusted EBITDA for the three months ended September 30, 2013, increased $9.1 million to $80.8 million, representing a 12.7% increase over the comparable period in 2012. For the nine months ended September 30, 2013, Adjusted EBITDA increased $37.1 million to $234.2 million, representing an increase of 18.8% over the comparable period in 2012.

Adjusted FFO for the three months ended September 30, 2013, increased $14.5 million to $65.1 million, representing a 28.7% increase over the comparable period in 2012. For the nine months ended September 30, 2013, Adjusted FFO increased $49.0 million to $183.9 million, representing a 36.4% increase over the comparable period in 2012. Adjusted FFO per diluted share and unit for the three and nine months ended September 30, 2013, was $0.53 and $1.55, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 123.6 million and 118.7 million for each period, respectively.

Non-recurring items for the three months ended September 30, 2013, include $1.0 million related to accelerated amortization of deferred financing fees, a gain of $4.8 million related to the acquisition of the Residence Inn Atlanta Midtown/Historic through a foreclosure sale, a gain of $3.3 million related to the extinguishment of indebtedness from the Courtyard Goshen, and $0.1 million of accelerated deferred management fees related to assets disposed.

Non-recurring items are included in net income attributable to common shareholders but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable.  A complete listing is provided in the Non-GAAP reconciliation tables for the three and nine months ended September 30, 2013 and 2012.

Net income attributable to common shareholders for the three months ended September 30, 2013, was $36.5 million compared to $15.2 million in the comparable period in 2012. For the nine months ended September 30, 2013, net income attributable to common shareholders was $85.5 million compared to $27.6 million in the comparable period in 2012.

Net cash flow from operating activities for the nine months ended September 30, 2013, totaled $185.2 million compared to $123.7 million for the comparable period in 2012.

Acquisitions/Dispositions

During the three months ended September 30, 2013, the Company acquired the 78-room Residence Inn Atlanta Midtown/Historic, Georgia. The Company purchased a mortgage loan collateralized by the hotel for approximately $5.0 million in November 2009. After the borrower defaulted on the loan early in 2013, the Company acquired the asset through a foreclosure sale on August 6, 2013. The hotel was closed subsequent to the acquisition and will undergo a comprehensive renovation that is expected to be completed by the third quarter of 2014. The total investment, including capital expenditures, is expected to represent a forward capitalization rate of approximately 12% based on the hotel’s projected 2015 net operating income.

During the quarter, the Company also disposed of one hotel. On August 28, 2013, the Courtyard Goshen, Indiana was transferred to an affiliate of its lender through a foreclosure auction.  The Company removed the hotel’s net assets and liabilities from its combined consolidated balance sheet and recorded a gain on extinguishment of indebtedness of approximately $3.3 million to discontinued operations.

Subsequent Events

On October 8, 2013, the Company acquired the 106-room SpringHill Suites Portland Hillsboro, Oregon for a purchase price of $24.0 million, or approximately $226,000 per key. The purchase price represents a forward capitalization rate of approximately 10% based on the hotel’s projected 2014 net operating income.

Balance Sheet and Capital Expenditures

The Company successfully refinanced approximately $565.0 million of secured debt using proceeds from a new $350.0 million five-year unsecured term loan, a $100.0 million expansion of its seven-year unsecured term loan, and a $115.0 million draw on its existing revolving credit facility. The revolving credit facility was subsequently repaid with proceeds from a $150.0 million secured debt financing. The Company also executed interest rate swaps on the new floating rate debt.  As a result of this comprehensive refinancing, the Company expects to realize approximately $10.0 million of interest expense savings in 2014.

As of September 30, 2013, the Company had $343.5 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.4 billion of outstanding debt. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 3.4 times.

The Company’s capital plan to renovate 25 hotels for approximately $40.0 million to $45.0 million is underway, with most of the renovations taking place currently in the fourth quarter.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.205 per common share of beneficial interest in the third quarter. The dividend was paid on October 15, 2013, to shareholders of record as of September 30, 2013.

2013 Outlook

The Company is tightening its previously issued guidance. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2013 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2012. Pro forma Consolidated Hotel EBITDA includes approximately $6.3 million of prior ownership Hotel EBITDA from hotel acquisitions made in the first nine months of 2013 that is not included in the Company’s corporate Adjusted EBITDA or Adjusted FFO.  Pro forma guidance provided does not include the Company’s recent SpringHill Suites Portland Hillsboro acquisition which was completed subsequent to quarter end.  For the full year 2013, the Company anticipates:

Metric	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	6.5% to 7.5%	6.5% to 8.0%
Pro forma Hotel EBITDA Margin (1)	34.0% to 35.0%	34.0% to 35.0%
Pro forma Consolidated Hotel EBITDA	$328.0M to $348.0M	$328.0M to $348.0M
Corporate Cash General and Administrative expenses	$23.5M to $24.5M	$23.5M to $24.5M

(1) Results exclude two hotel conversions and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown/Historic. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a brand conversion upgrade. The Residence Inn Atlanta Midtown/Historic is currently closed for renovations.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on November 7, 2013, at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 150 properties, comprised of 148 hotels with approximately 22,400 rooms and two planned hotel conversions, located in 23 states and the District of Columbia.

Forward Looking Statements

The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

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Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Non-GAAP Definitions

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes units of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, certain non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or were closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or were closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA

The Company adjusts FFO and EBITDA for certain additional items, such as hotel transaction and pursuit costs, the amortization of share based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, EBITDA and FFO, is beneficial to an investor’s understanding of its operating performance. The Company adjusts EBITDA and FFO for the following items, as applicable:

•                  Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•                  Certain Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. In 2013 and 2012, the Company excluded the amortization of share based compensation. In 2013, the Company excluded non-cash gains on the extinguishment of indebtedness related to the disposition of two hotels, a gain on the acquisition of a hotel through foreclosure sale, the acceleration of deferred financing fees, and the acceleration of deferred management fees. In 2012, the Company excluded a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation.

•                  Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. In 2013 and 2012, the Company excluded legal expenses it considered outside the normal course of business. In 2012, the Company excluded default interest and penalties incurred in connection with the SpringHill Suites Southfield, Michigan mortgage loan.

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Investment in hotel and other properties, net	$3,212,289	$3,073,483
Investment in loans	7,592	12,426
Cash and cash equivalents	343,526	115,861
Restricted cash reserves	53,802	64,787
Hotel and other receivables, net of allowance of $233 and $194, respectively	32,629	22,738
Deferred financing costs, net	12,283	11,131
Deferred income tax asset	2,488	2,206
Purchase deposits	7,996	9,910
Prepaid expense and other assets	33,050	33,843
Total assets	$3,705,655	$3,346,385
Liabilities and Equity
Borrowings under revolving credit facility	$—	$16,000
Mortgage loans	561,256	997,651
Term loans	850,000	400,000
Accounts payable and accrued expense	108,201	87,575
Deferred income tax liability	4,030	4,064
Advance deposits and deferred revenue	12,542	8,508
Accrued interest	2,514	2,284
Distributions payable	26,308	22,392
Total liabilities	1,564,851	1,538,474
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 122,687,633 and 106,565,516 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively.	1,227	1,066
Additional paid-in-capital	2,175,749	1,841,449
Accumulated other comprehensive income	(11,429)	—
Distributions in excess of net earnings	(43,291)	(52,681)
Total shareholders’ equity	2,122,256	1,789,834
Noncontrolling interest
Noncontrolling interest in joint venture	7,087	6,766
Noncontrolling interest in Operating Partnership	11,461	11,311
Total noncontrolling interest	18,548	18,077
Total equity	2,140,804	1,807,911
Total liabilities and equity	$3,705,655	$3,346,385

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Operating revenue
Room revenue	$221,597	$196,642	$635,975	$548,539
Food and beverage revenue	22,907	21,345	71,206	63,231
Other operating department revenue	7,891	6,263	21,450	17,360
Total revenue	$252,395	$224,250	$728,631	$629,130
Expense
Operating expense
Room expense	49,497	43,299	139,858	120,755
Food and beverage expense	16,629	15,135	50,406	45,045
Management fee expense	8,783	7,877	25,554	21,760
Other operating expense	74,631	67,098	214,330	190,091
Total property operating expense	149,540	133,409	430,148	377,651
Depreciation and amortization	31,575	30,737	94,819	95,681
Impairment loss	—	896	—	896
Property tax, insurance and other	16,651	14,175	47,929	39,180
General and administrative	8,969	8,101	26,861	22,809
Transaction and pursuit costs	478	326	2,822	3,140
Total operating expense	207,213	187,644	602,579	539,357
Operating income	45,182	36,606	126,052	89,773
Other income	164	68	334	258
Interest income	241	416	777	1,253
Interest expense	(16,511)	(20,723)	(50,171)	(61,029)
Loss on disposal	—	—	—	(634)
Gain on foreclosure	4,831	—	4,831	—
Income from continuing operations before income tax expense	33,907	16,367	81,823	29,621
Income tax expense	(181)	(339)	(752)	(1,214)
Income from continuing operations	33,726	16,028	81,071	28,407
Income (loss) from discontinued operations	3,202	(727)	5,426	(1,008)
Net income	36,928	15,301	86,497	27,399
Net (income) loss attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	(166)	44	(321)	452
Noncontrolling interest in common units of Operating Partnership	(293)	(149)	(700)	(283)
Net income attributable to common shareholders	$36,469	$15,196	$85,476	$27,568

Basic per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.27	$0.15	$0.68	$0.27
Discontinued operations	0.03	(0.01)	0.05	(0.01)
Net income per share attributable to common shareholders	$0.30	$0.14	$0.73	$0.26
Weighted-average number of common shares	121,594,219	105,453,978	116,697,417	105,392,071
Diluted per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.27	$0.15	$0.67	$0.27
Discontinued operations	0.03	(0.01)	0.05	(0.01)
Net income per share attributable to common shareholders	$0.30	$0.14	$0.72	$0.26
Weighted-average number of common shares	122,750,121	105,509,104	117,797,670	105,446,211

Note:

The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

Funds From Operations (FFO)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$36,928	$15,301	$86,497	$27,399
Depreciation and amortization	31,575	30,737	94,819	95,681
Loss on disposal	—	—	—	634
Gain on extinguishment of indebtedness (1)	(3,277)	—	(5,702)	—
Impairment loss	—	896	—	896
Noncontrolling interest in joint venture	(166)	44	(321)	452
Adjustments related to discontinued operations (2)	11	74	120	281
Adjustments related to joint venture (3)	(121)	(119)	(363)	(330)
FFO attributable to common shareholders	64,950	46,933	175,050	125,013
Gain on foreclosure	(4,831)	—	(4,831)	—
Transaction and pursuit costs	478	326	2,822	3,140
Amortization of share based compensation	3,344	2,550	9,691	5,763
Loan related costs (4)(5)	1,046	669	1,046	669
Other expenses (6)	133	125	157	302
Adjusted FFO	$65,120	$50,603	$183,935	$134,887

Adjusted FFO per common share and unit-basic	$0.53	$0.48	$1.56	$1.27
Adjusted FFO per common share and unit-diluted	$0.53	$0.48	$1.55	$1.27

Basic weighted-average common shares and units (7)	122,488	106,348	117,591	106,286
Diluted weighted-average common shares and units (7)	123,644	106,403	118,692	106,340

Note:

(1)    Represents the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan and Courtyard Goshen, Indiana. The gain is included in discontinued operations.

(2)    Includes depreciation and amortization expense from discontinued operations.

(3)    Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.

(4)    Represents accelerated amortization of deferred financing fees related to the paydown of mortgage indebtedness for the three and nine months ended September 30, 2013, respectively.

(5)    Represents default interest and penalties incurred in connection with the SpringHill Suites Southfield, Michigan mortgage loan for the three and nine months ended September 30, 2012, respectively.

(6)    Represents accelerated deferred management fees related to the Courtyard Goshen, Indiana and the SpringHill Suites Southfield, Michigan and legal expenses outside the normal course of operations.

(7)    Includes 0.9 million operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income to Non-GAAP Measures

(Amounts in thousands)

(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$36,928	$15,301	$86,497	$27,399
Depreciation and amortization	31,575	30,737	94,819	95,681
Interest expense, net (1)	16,501	20,715	50,149	60,999
Income tax expense	181	339	752	1,214
Noncontrolling interest in joint venture	(166)	44	(321)	452
Adjustments related to discontinued operations (2)	42	949	492	1,405
Adjustments related to joint venture (3)	(121)	(295)	(363)	(854)
EBITDA	84,940	67,790	232,025	186,296
Gain on foreclosure	(4,831)	—	(4,831)	—
Transaction and pursuit costs	478	326	2,822	3,140
Gain on extinguishment of indebtedness (4)	(3,277)	—	(5,702)	—
Impairment loss	—	896	—	896
Loss on disposal	—	—	—	634
Amortization of share based compensation	3,344	2,550	9,691	5,763
Other expenses (5)	133	125	157	302
Adjusted EBITDA	$80,787	$71,687	$234,162	$197,031
General and administrative (6)	5,624	5,552	17,170	17,046
Other income/interest income	(395)	(476)	(1,089)	(1,481)
Corporate overhead allocated to properties	130	167	432	475
Operating results from discontinued operations	(99)	(222)	(348)	(396)
Apartment income	(188)	—	(420)	—
Operating results from noncontrolling interest in joint venture	287	251	684	402
Pro forma adjustments (7)	69	5,071	6,327	18,460
Non-cash amortization (8)	297	215	891	699
Pro forma Consolidated Hotel EBITDA	86,512	82,245	257,809	232,236
Non-comparable hotels (9)	(133)	(18)	(1,304)	(387)
Pro forma Hotel EBITDA	$86,379	$82,227	$256,505	$231,849

Note:

(1)    Excludes amounts attributable to investment in loans of $0.2 million and $0.8 million for the three and nine months ended September 30, 2013, respectively and $0.4 million and $1.2 million for the three and nine months ended September 30, 2012, respectively.

(2)    Includes depreciation, amortization and interest expense from discontinued operations.

(3)    Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.

(4)    Represents the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan and Courtyard Goshen, Indiana. The gain is included in discontinued operations.

(5)    Represents accelerated deferred management fees related to the Courtyard Goshen, Indiana and the SpringHill Suites Southfield, Michigan and legal expenses outside the normal course of operations.

(6)    General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.

(7)    Reflects prior ownership results of recent acquisitions.

(8)    Non-cash amortization includes the amortization of deferred management, franchise fees, and key money.

(9)    Results primarily reflect the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown/Historic.  The Hotel Indigo New Orleans reopened in December 2012.  The Residence Inn Atlanta Midtown/Historic is currently closed and will be undergoing a comprehensive renovation.   Therefore the results for both hotels have been excluded from 2013 and 2012.

RLJ Lodging Trust

Consolidated Debt Summary

(Amounts in thousands, except metrics)

(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of September 30, 2013
Secured Debt
Wells Fargo - 4 hotels	3	Oct 2016	Floating	3.78%	$73,500
Wells Fargo - 1 hotel	3	Oct 2016	Floating (2)(3)	4.60%	68,500
Capmark Financial Group - 1 hotel	10	Apr 2015	Fixed	6.12%	4,102
Capmark Financial Group - 1 hotel	10	May 2015	Fixed	5.55%	11,013
Capmark Financial Group - 1 hotel	10	Jun 2015	Fixed	5.55%	4,777
Barclay’s Bank - 14 hotels	10	Jun 2015	Fixed	5.55%	119,203
Barclay’s Bank - 4 hotels	10	Jun 2015	Fixed	5.60%	28,044
Capmark Financial Group - 1 hotel	10	Jul 2015	Fixed	5.50%	6,506
Barclay’s Bank - 1 hotel	10	Sep 2015	Fixed	5.44%	10,611
PNC Bank - 7 hotels	4	May 2017	Floating	2.53%	85,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (2)	4.19%	150,000
Weighted Average/Secured Total				4.39%	$561,256

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	1.93%	—
Five-Year Term Loan	5	Nov 2017	Floating (2)(4)	1.88%	275,000
Five-Year Term Loan	5	Aug 2018	Floating (2)	3.25%	350,000
Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
Weighted Average/Unsecured Total				3.01%	$850,000

Total Consolidated Debt				3.56%	$1,411,256

Note:

(1)    Interest rates include the effect of interest rate swaps as of September 30, 2013.

(2)    The floating interest rate is hedged with an interest rate swap.

(3)    The interest rate swap expired October 2013.

(4)    Interest rate does not reflect the forward interest rate swap, which goes into effect in December 2014.

RLJ Lodging Trust

Acquisitions

(unaudited)

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
Courtyard Houston Downtown	Houston, TX	Mar 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown	Houston, TX	Mar 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (1)	Houston, TX	Mar 19, 2013	The Sterling Group	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	Jun 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo (2)	San Francisco, CA	Jun 21, 2013	N/A	150	29.5	100%
Residence Inn Atlanta Midtown/Historic (3)	Atlanta, GA	Aug 6, 2013	N/A	78	5.0	100%
Hilton Cabana Miami Beach (4)	Miami Beach, FL	N/A	N/A	N/A	71.6	100%
Total Acquisitions				1,071	$260.9

2012 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
Residence Inn Bethesda Downtown	Bethesda, MD	May 29, 2012	Marriott International	187	$64.5	100%
Courtyard New York Manhattan/Upper East Side	New York, NY	May 30, 2012	Highgate Hotels	226	82.0	100%
Hilton Garden Inn San Francisco/Oakland Bay Bridge	Emeryville, CA	Jun 11, 2012	Davidson Hotels & Resorts	278	36.2	100%
Embassy Suites Boston/Waltham	Waltham, MA	Nov 13, 2012	HEI Hotels and Resorts	275	64.5	100%
Total Acquisitions				966	$247.2

Note:

(1)     This asset will undergo a conversion to a 166-room SpringHill Suites that is expected to be complete by mid-2015.

(2)     This property is currently closed to undergo a conversion to a 150-room Courtyard by Marriott that is expected to be completed by late 2014.

(3)     Purchase price reflects original investment in the mortgage note.  The hotel was closed subsequent to the acquisition and will undergo a comprehensive renovation.

(4)     On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. The transaction is expected to close in the fourth quarter of 2013 or early 2014.

RLJ Lodging Trust

Pro forma Operating Statistics — Top 40 Assets

(Amounts in thousands, except rooms)

(unaudited)

For the trailing twelve months ended September 30, 2013

Property	City/State	Rooms	Pro forma Consolidated Hotel EBITDA
DoubleTree Metropolitan	New York, NY	764	$21,528
Marriott Louisville Downtown	Louisville, KY	616	14,461
Hilton New York Fashion District	New York, NY	280	12,020
Hilton Garden Inn New York	New York, NY	298	11,689
Courtyard Austin Downtown	Austin, TX	270	9,261
Courtyard Waikiki Beach (1)	Honolulu - Oahu, HI	399	8,268
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	7,682
Courtyard Upper East Side	New York, NY	226	5,857
Fairfield Inn Washington DC	Washington, DC	198	5,551
Renaissance Pittsburgh	Pittsburgh, PA	300	5,516
Embassy Suites Tampa Downtown	Tampa, FL	360	5,423
Embassy Suites Waltham	Waltham, MA	275	5,344
Marriott Denver South at Park Meadow	Littleton, CO	279	5,102
Residence Inn Bethesda	Bethesda, MD	187	4,951
Homewood Suites Washington DC	Washington, DC	175	4,666
Residence Inn Austin Downtown	Austin, TX	179	4,586
Marriott Denver International Airport	Aurora, CO	238	4,473
Hilton Garden Inn Emeryville	Emeryville, CA	278	4,421
Hilton Garden Inn Los Angeles Hollywood	Hollywood, CA	160	4,187
Courtyard Houston Galleria	Houston, TX	190	4,180
Residence Inn National Harbor	Oxon Hill, MD	162	3,949
Courtyard Houston Downtown	Houston, TX	191	3,747
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,641
Embassy Suites Downey	Downey, CA	219	3,621
Renaissance Plantation	Plantation, FL	250	3,576
Renaissance Boulder Suites at Flatiron	Broomfield, CO	232	3,540
Courtyard Charleston Historic District	Charleston, SC	176	3,461
Hampton Inn Garden City	Garden City, NY	143	3,381
Residence Inn Houston Downtown	Houston, TX	171	3,196
Marriott Airport Austin South	Austin, TX	211	3,194
Residence Inn Galleria	Houston, TX	146	3,172
Residence Inn Oakbrook	Oak Brook, IL	156	3,115
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,883
Residence Inn Downtown Louisville	Louisville, KY	140	2,796
Hilton Garden Inn Pittsburgh	Pittsburgh, PA	202	2,769
Fairfield Inn & Suites Key West	Key West, FL	106	2,721
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,445
Marriott Midway	Chicago, IL	200	2,408
Hampton Inn Houston Galleria	Houston, TX	176	2,222
Embassy Suites West Palm Beach	West Palm Beach, FL	194	2,132
Top 40 Assets		9,662	211,133
Other (2)		12,619	127,947
Total Portfolio		22,281	$339,080

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

(1)    The trailing twelve months for the Courtyard Waikiki Beach do not include ground lease payments for periods prior to the Company’s ownership. The Company entered into a ground lease upon acquisition, with an annual ground rent amount of $3.5 million through 2016 and subject to CPI increases thereafter.

(2)    All results exclude hotels in discontinued operations and two planned hotel conversions.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the three months ended September 30, 2013

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Top Markets	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3
NYC	5	97.5%	96.0%	1.6%	$243.70	$231.75	5.2%	$237.66	$222.39	6.9%	16%
Chicago	21	79.9%	79.5%	0.4%	131.86	129.26	2.0%	105.30	102.82	2.4%	13%
Austin	17	71.8%	68.0%	5.5%	124.85	117.61	6.2%	89.60	80.00	12.0%	8%
Denver	15	83.6%	78.9%	6.0%	126.39	123.04	2.7%	105.63	97.04	8.9%	12%
Houston	8	72.9%	71.0%	2.6%	143.32	123.49	16.1%	104.42	87.66	19.1%	5%
Washington DC	7	76.8%	84.4%	(9.0)%	161.22	161.43	(0.1)%	123.78	136.23	(9.1)%	6%
Other	72	76.1%	74.8%	1.7%	121.86	118.73	2.6%	92.76	88.84	4.4%	40%
Total	145	78.3%	77.0%	1.8%	$138.66	$133.86	3.6%	$108.63	$103.06	5.4%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Service Level	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3
Focused-Service	124	77.7%	76.7%	1.2%	$130.54	$125.79	3.8%	$101.41	$96.52	5.1%	70%
Compact Full-Service	20	81.5%	79.0%	3.2%	161.63	157.44	2.7%	131.80	124.34	6.0%	27%
Full Service	1	69.1%	67.1%	2.9%	154.35	145.54	6.1%	106.65	97.69	9.2%	3%
Total	145	78.3%	77.0%	1.8%	$138.66	$133.86	3.6%	$108.63	$103.06	5.4%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Chain Scale	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3
Upper Upscale Chains	17	78.6%	75.9%	3.5%	$148.02	$144.81	2.2%	$116.28	$109.88	5.8%	22%
Upscale Chains	100	79.4%	78.6%	1.1%	140.76	134.22	4.9%	111.78	105.44	6.0%	68%
Upper Midscale Chains	27	72.4%	70.8%	2.3%	116.43	117.85	(1.2)%	84.35	83.49	1.0%	10%
Midscale Chains	1	92.0%	87.0%	5.7%	68.20	70.82	(3.7)%	62.73	61.62	1.8%	0%
Total	145	78.3%	77.0%	1.8%	$138.66	$133.86	3.6%	$108.63	$103.06	5.4%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Flag	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3
Courtyard	35	77.4%	75.5%	2.5%	$137.94	$132.16	4.4%	$106.77	$99.77	7.0%	23%
Residence Inn	35	80.6%	81.2%	(0.7)%	127.69	120.01	6.4%	102.93	97.46	5.6%	19%
Fairfield Inn	14	71.9%	72.7%	(1.2)%	114.60	119.94	(4.5)%	82.34	87.21	(5.6)%	5%
SpringHill Suites	10	75.6%	72.4%	4.4%	105.73	100.78	4.9%	79.94	72.97	9.5%	4%
Hilton Garden Inn	10	78.5%	77.9%	0.8%	159.36	153.47	3.8%	125.15	119.53	4.7%	10%
Hampton Inn	9	73.9%	70.7%	4.4%	122.25	120.60	1.4%	90.32	85.31	5.9%	4%
Marriott	6	74.6%	73.1%	2.0%	140.86	131.55	7.1%	105.11	96.22	9.2%	9%
Hyatt House	6	80.7%	80.9%	(0.3)%	104.16	99.22	5.0%	84.04	80.25	4.7%	3%
Embassy Suites	6	79.0%	74.5%	6.1%	127.77	132.61	(3.6)%	100.91	98.73	2.2%	5%
Renaissance	3	79.1%	75.5%	4.7%	147.01	147.76	(0.5)%	116.24	111.55	4.2%	4%
DoubleTree	2	92.6%	92.4%	0.2%	233.12	219.56	6.2%	215.79	202.77	6.4%	7%
Homewood Suites	2	76.4%	78.1%	(2.3)%	156.42	154.57	1.2%	119.44	120.74	(1.1)%	2%
Hilton	2	92.0%	91.8%	0.2%	226.00	213.05	6.1%	207.85	195.57	6.3%	4%
Other	5	75.0%	69.9%	7.3%	98.89	96.69	2.3%	74.19	67.60	9.7%	1%
Total	145	78.3%	77.0%	1.8%	$138.66	$133.86	3.6%	$108.63	$103.06	5.4%	100%

Note:

The information above includes results for periods prior to the Company’s ownership. The information has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

All results exclude hotels in discontinued operations, two planned hotel conversions, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the

Residence Inn Atlanta Midtown/Historic. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Residence Inn Atlanta

Midtown/Historic is currently closed and will be undergoing a comprehensive renovation.

RLJ Lodging Trust

Pro forma Operating Statistics

(unaudited)

For the nine months ended September 30, 2013

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Top Markets	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3YTD
NYC	5	96.8%	85.0%	13.9%	$230.96	$225.88	2.3%	$223.56	$192.02	16.4%	14%
Chicago	21	73.5%	73.4%	0.1%	127.91	120.69	6.0%	94.04	88.61	6.1%	10%
Austin	17	75.5%	73.0%	3.5%	137.41	127.06	8.2%	103.74	92.72	11.9%	11%
Denver	15	73.7%	72.7%	1.4%	122.69	118.53	3.5%	90.46	86.19	5.0%	9%
Houston	8	75.8%	72.9%	3.9%	147.65	131.13	12.6%	111.95	95.65	17.0%	7%
Washington DC	7	73.5%	76.6%	(4.1)%	171.72	166.17	3.3%	126.15	127.31	(0.9)%	7%
Other	72	74.7%	73.4%	1.6%	125.58	120.50	4.2%	93.75	88.50	5.9%	42%
Total	145	76.2%	74.3%	2.5%	$140.64	$133.22	5.6%	$107.22	$99.04	8.2%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Service Level	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3YTD
Focused-Service	124	75.4%	74.6%	1.1%	$132.68	$125.11	6.0%	$100.03	$93.31	7.2%	71%
Compact Full-Service	20	79.6%	74.3%	7.1%	161.17	155.51	3.6%	128.30	115.58	11.0%	25%
Full Service	1	70.3%	68.5%	2.7%	173.07	164.00	5.5%	121.69	112.30	8.4%	4%
Total	145	76.2%	74.3%	2.5%	$140.64	$133.22	5.6%	$107.22	$99.04	8.2%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Chain Scale	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3YTD
Upper Upscale Chains	17	76.8%	74.8%	2.6%	$152.50	$147.73	3.2%	$117.16	$110.57	6.0%	23%
Upscale Chains	100	77.2%	75.0%	2.8%	141.39	132.68	6.6%	109.09	99.55	9.6%	66%
Upper Midscale Chains	27	70.6%	69.9%	1.0%	121.39	116.34	4.3%	85.75	81.36	5.4%	11%
Midscale Chains	1	85.5%	86.5%	(1.1)%	66.13	65.86	0.4%	56.57	56.97	(0.7)%	0%
Total	145	76.2%	74.3%	2.5%	$140.64	$133.22	5.6%	$107.22	$99.04	8.2%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Flag	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q3YTD
Courtyard	35	75.0%	73.1%	2.5%	$139.50	$130.71	6.7%	$104.56	$95.58	9.4%	23%
Residence Inn	35	77.4%	77.9%	(0.7)%	129.89	121.71	6.7%	100.48	94.81	6.0%	18%
Fairfield Inn	14	70.2%	72.3%	(2.8)%	122.16	116.86	4.5%	85.77	84.44	1.6%	5%
SpringHill Suites	10	72.1%	70.8%	1.9%	106.54	101.96	4.5%	76.86	72.20	6.5%	4%
Hilton Garden Inn	10	77.8%	76.0%	2.4%	158.68	149.63	6.1%	123.52	113.69	8.6%	10%
Hampton Inn	9	72.5%	69.4%	4.4%	125.12	119.66	4.6%	90.68	83.06	9.2%	4%
Marriott	6	72.5%	70.6%	2.7%	147.27	138.40	6.4%	106.81	97.72	9.3%	10%
Hyatt House	6	80.7%	79.1%	2.0%	105.99	100.37	5.6%	85.51	79.40	7.7%	3%
Embassy Suites	6	79.4%	77.3%	2.7%	138.52	137.57	0.7%	109.93	106.31	3.4%	6%
Renaissance	3	76.0%	73.6%	3.1%	147.49	148.56	(0.7)%	112.04	109.40	2.4%	4%
DoubleTree	2	91.1%	72.1%	26.3%	220.03	219.36	0.3%	200.47	158.20	26.7%	6%
Homewood Suites	2	76.5%	79.1%	(3.3)%	166.33	160.20	3.8%	127.31	126.73	0.5%	2%
Hilton	2	87.6%	86.3%	1.5%	215.96	204.79	5.5%	189.08	176.66	7.0%	4%
Other	5	71.2%	68.8%	3.6%	100.16	96.94	3.3%	71.33	66.65	7.0%	1%
Total	145	76.2%	74.3%	2.5%	$140.64	$133.22	5.6%	$107.22	$99.04	8.2%	100%

Note:

The information above includes results for periods prior to the Company’s ownership. The information has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. All results exclude hotels in discontinued operations, two planned hotel conversions, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown/Historic. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Residence Inn Atlanta Midtown/Historic is currently closed and will be undergoing a comprehensive renovation.